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                                                               Ex-99.23.j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Auditors and Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 002-59895) of the Gateway Trust and to the use of our report dated January 16, 2004 on the December 31, 2003 financial statements, incorporated by reference therein.

                                                   /s/ Ernst & Young LLP
                                                   ----------------------------
Cincinnati, Ohio
July 20, 2004